Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2026, relating to the financial statements of Merit Medical Systems, Inc. and the effectiveness of Merit Medical Systems, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Merit Medical Systems, Inc. for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah

May 15, 2026